Exhibit 99.1
N E W S R E L E A S E

MVB Financial Corp. Announces Fourth Quarter and Full Year 2024 Results

(FAIRMONT, WV) February 13, 2025 – MVB Financial Corp. (NASDAQ: MVBF) (“MVB Financial,” “MVB” or the “Company”), the holding company for MVB Bank, Inc. ("MVB Bank"), today announced financial results for the fourth quarter and year ended December 31, 2024, with reported net income of $9.4 million, or $0.73 basic and $0.72 diluted earnings per share for the three months ended December 31, 2024.

Fourth Quarter 2024 Highlights
Net income was $9.4 million, an increase of $7.4 million from prior quarter.
Noninterest bearing deposits represent 34.9% of total deposits.
Tangible book value per share of $23.37, up 0.7% from the prior quarter.
Capital strength further enhanced.
MVB names Jeffrey Weidley as Chief Deposit Officer and Joe Rodriguez as Chief Risk Officer.

From Larry F. Mazza, Chief Executive Officer, MVB Financial:
“While the fourth quarter presented financial challenges, MVB continued to adapt and narrow our strategic focus, positioning the company for long-term success. The fourth quarter marked the end of a pivotal transition year, during which we simplified our growth strategy and strengthened our team to make meaningful investments in the future. Recent key leadership appointments have been made to help support this shift. In mid-November, risk management industry veteran Joe Rodriguez, formerly of Capital One, joined as Chief Risk Officer, bringing a wealth of experience in transforming risk management into a key business driver. After year-end, we appointed Jeffrey Weidley as Chief Deposit Officer. A seasoned banker in the DC metro area, Jeffrey will oversee strategies to grow MVB’s deposit base.

“Looking ahead, I’m encouraged by the continued evolution of our business model and our strong foundation, which includes a best-in-class core funding profile, a strong liquidity position, capital management strength and stable asset quality. Our laser focus on payments continues to drive meaningful progress, as we deliver innovative solutions to support our existing clients and grow revenue. With loan pipelines building and a renewed sense of optimism across the broader economy, MVB is well-positioned to adapt to future opportunities and create long-term value for our clients and stakeholders.”

FOURTH QUARTER 2024 HIGHLIGHTS
•Noninterest income higher on gain on sale of assets and higher revenue from Victor subsidiary; expenses higher due primarily to higher personnel costs.
•Total noninterest income increased $14.6 million, or 219.7%, relative to the prior quarter, to $21.3 million. The increase is primarily attributable to the $11.8 million gain on sale of assets associated with the previously disclosed sale-leaseback transaction, an increase of $1.2 million in other operating income, driven by net deposit network fee income and revenue from our subsidiary Victor Technologies, Inc. (“Victor”), and a $1.0 million increase in gain on sale of loans.
•Noninterest expense increased $4.1 million, or 14.0%, relative to the prior quarter, to $33.6 million. The increase is primarily due to employee benefits costs and incentive compensation, as well as higher professional fees driven by incremental internal audit and legal fees. Additionally, other operating expenses increased reflecting higher correspondent banking fees driven by transaction volume.
•Measures of foundational strength were further enhanced.
•The Community Bank Leverage Ratio, Tier 1 Risk-Based Capital Ratio and MVB Bank’s Total Risk-Based Capital Ratio were 11.2%, 15.1%, and 15.8%, respectively, compared to 10.9%, 14.9%, and 15.7%, respectively, at the prior quarter-end.
•The tangible common equity ratio, a non-U.S. GAAP financial measure, was 9.7% as of December 31, 2024, up from 8.8% as of September 30, 2024.
•Book value per share and tangible book value per share, a non-U.S. GAAP measure, were $23.61 and $23.37, respectively, which both represent increases of 0.7% relative to the prior quarter-end.
•Nonperforming loans declined $3.9 million, or 13.8%, to $24.6 million, or 1.2% of total loans, from $28.6 million, or 1.3% of total loans, at the prior quarter-end. Criticized loans totaled $130.5 million, or 6.2% of total loans, as compared to $124.2 million, or 5.7% of total loans, at the prior quarter-end.
•Provision for credit losses totaled $0.3 million, down from $1.0 million for the prior quarter as a result of lower loan balances. Allowance for credit losses was 0.9% of total loans at December 31, 2024, as compared to 1.0% at the prior quarter-end.

INCOME STATEMENT
Net interest income on a tax-equivalent basis totaled $25.1 million for the fourth quarter of 2024, a decline of $1.7 million, or 6.3%, from the third quarter of 2024 and $6.2 million, or 19.8%, from the fourth quarter of 2023. The decline in the fourth quarter of 2024 compared to the prior periods was driven by a decline in the net interest margin and lower average earning asset balances.

Interest income declined $3.6 million, or 7.7%, from the third quarter of 2024 and $6.6 million, or 13.4%, from the fourth quarter of 2023. The decline from the third quarter of 2024 reflects lower loan balances and the impact of lower interest rates on interest income from loans and cash balances. The decline from the fourth quarter of 2023 reflects a decline in cash balances, largely driven by the exit of digital asset program accounts, a decline in loan balances and the impact of lower interest rates on interest income from loans and cash balances.

Interest expense declined $1.9 million, or 9.4%, compared to the third quarter of 2024 and $0.4 million, or 2.4%, compared to the fourth quarter of 2023. The cost of funds was 2.56% for the fourth quarter of 2024, down 21 basis points compared to the third quarter of 2024 and up 12 basis points compared to the fourth quarter of 2023. The decline in the cost of funds compared to the prior quarter reflects lower brokered deposits. Additionally, the current quarter cost of funds reflected $0.2 million of termination costs related to the Company’s decision to call a brokered certificate of deposit (“CD”) during the fourth quarter of 2024, while the prior quarter reflected termination costs of $0.3 million associated with two brokered CDs that were called during the third quarter of 2024. Relative to the year-ago period, the increase in the cost of funds reflects the impact of higher interest rates on our deposits, a shift in the mix of average deposits and the exit of the digital asset program account relationships.

On a fully tax-equivalent basis, net interest margin for the fourth quarter of 2024 was 3.46%, a decline of 15 basis points from the third quarter of 2024 and 60 basis points from the fourth quarter of 2023. See the table below for a reconciliation between net interest margin and net interest margin on a fully tax-equivalent basis, a non-GAAP measure. Contraction in the net interest margin from the third quarter of 2024 primarily reflected lower loan balances, partially offset by lower funding costs. Contraction in the net interest margin from the fourth quarter of 2023 primarily reflected higher funding costs and an unfavorable shift in the mix of deposit funding, partially offset by higher earning asset yields.

Noninterest income totaled $21.3 million for the fourth quarter of 2024, an increase of $14.6 million, or 219.7%, from the third quarter of 2024 and $16.8 million, or 379.5%, from the fourth quarter of 2023. The increase compared to the third quarter of 2024 was primarily driven by the $11.8 million gain on sale of assets associated with the sale-leaseback transaction and increases of $1.2 million in other operating income, driven by revenue from our subsidiary Victor, and $1.0 million in gain on sale of loans. The increase in noninterest income from the fourth quarter of 2023 was primarily driven by the $11.8 million gain on sale of assets associated with the sale-leaseback transaction and $1.3 million in equity method investment income from our mortgage companies, compared to a $2.4 million loss in equity method investment income from our mortgage segment in the prior year period.

Noninterest expense totaled $33.6 million for the fourth quarter of 2024, an increase of $4.1 million, or 14.0%, from the third quarter of 2024 and $5.3 million, or 18.8%, from the fourth quarter of 2023. The increase from the third quarter of 2024 was driven by increases of $2.1 million in employee benefits and incentive compensation, $1.1 million in professional fees, driven by incremental internal audit and legal fees, and $0.9 million in other operating expense, driven by higher correspondent banking fees as transaction volume increased. The increase from the fourth quarter of 2023 primarily reflected increases of $3.9 million in employee benefits and incentive compensation, $0.8 million in other operating expense and $0.5 million in travel, entertainment, dues and subscriptions.

BALANCE SHEET
Loans totaled $2.10 billion at December 31, 2024, a decline of $71.1 million, or 3.3%, as compared to September 30, 2024 and $217.5 million, or 9.4%, as compared to December 31, 2023. The decline in loan balances relative to the prior quarters primarily reflects loan sales, slower loan growth based on overall market conditions and the impact of loan amortization and payoffs.

Deposits totaled $2.69 billion as of December 31, 2024, a decline of $308.0 million, or 10.3%, from September 30, 2024 and $207.9 million, or 7.2%, from December 31, 2023. NIB deposits totaled $941.0 million as of December 31, 2024, a decline of $48.2 million, or 4.9%, from September 30, 2024 and $256.3 million, or 21.4%, from December 31, 2023. The decline in deposit balances relative to the prior quarters primarily reflects the utilization of off-balance sheet deposit networks to generate fee income, enhance capital efficiency and manage liquidity and concentration risk. Relative to the prior year period, the decline in deposit balances also reflects the exit of digital asset program accounts.

In January 2025, the Bank sold its interest in Trabian Technology, Inc (“Trabian”). As a result, the related assets and liabilities of Trabian are shown as held-for-sale on the condensed consolidated balance sheet.

CAPITAL
The Community Bank Leverage Ratio was 11.2% as of December 31, 2024, compared to 10.9% as of September 30, 2024 and 10.5% as of December 31, 2023. MVB’s Tier 1 Risk-Based Capital Ratio was 15.1% as of December 31, 2024, compared to 14.9% as of September 30, 2024 and 14.4% as of December 31, 2023. The Bank’s Total Risk-Based Capital Ratio was 15.8% as of December 31, 2024, compared to 15.7% as of September 30, 2024 and 15.1% as of December 31, 2023.

The Company issued a quarterly cash dividend of $0.17 per share for the quarter ended December 31, 2024, consistent with the quarters ended September 30, 2024 and December 31, 2023.

ASSET QUALITY
Nonperforming loans totaled $24.6 million, or 1.2% of total loans, as of the fourth quarter of 2024, as compared to $28.6 million, or 1.3% of total loans as of the third quarter of 2024 and $8.3 million, or 0.4% of total loans as of the fourth quarter of 2023. The increase in nonperforming loans reflects the addition of a multifamily commercial construction loan with an outstanding balance of $13.5 million during the year. Criticized loans were $130.5 million, or 6.2% of total loans, as compared to $124.2 million, or 5.7% of total loans, as of the third quarter of 2024 and $122.4 million, or 5.3% of total loans, as of the fourth quarter of 2023.

Net charge-offs were $1.5 million, or 0.3% of total loans, for the fourth quarter of 2024, compared to $0.7 million, or 0.1% of total loans, for the third quarter of 2024 and $0.5 million, or 0.1% of total loans for the fourth quarter of 2023.

The provision for credit losses totaled $0.3 million for the quarter ended December 31, 2024, compared to $1.0 million for the quarter ended September 30, 2024 and a release of allowance of $2.1 million for the quarter ended December 31, 2023. The lower provision for credit losses for the quarter ended December 31, 2024 compared to September 30, 2024 reflected lower loan balances. The allowance for credit losses was 0.9% of total loans at December 31, 2024, as compared to 1.0% as of September 30, 2024 and 1.0% as of December 31, 2023.

About MVB Financial Corp.
MVB Financial, the holding company of MVB Bank, is publicly traded on The Nasdaq Capital Market® (“Nasdaq”) under the ticker “MVBF.”

MVB is a financial holding company headquartered in Fairmont, West Virginia. Through its subsidiary, MVB Bank, and MVB Bank’s subsidiaries, MVB Financial provides financial services to individuals and corporate clients in the Mid-Atlantic region and beyond.

Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services.

For more information about MVB, please visit ir.mvbbanking.com.

Forward-looking Statements
MVB Financial has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this press release that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations about the future and are subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries. Forward-looking statements can be identified by the use of words such as “may,” “could,” “should,” “would,” “will,” “plans,” “believes,” “estimates,” “expects,” “anticipates,” “intends,” “continues” or the negative of those terms or similar expressions. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in forward-looking statements. Therefore, undue reliance should not be placed upon any forward-looking statements. Those factors include but are not limited to: market, economic, operational, liquidity and credit risk; changes in market interest rates; impacts related to or resulting from recent turmoil in the banking industry; inability to successfully execute business plans, including strategies related to investments in Fintech companies; competition; unforeseen events, such as pandemics or natural disasters, and any governmental or societal responses thereto; changes in economic, business and political conditions; changes in demand for loan products and deposit flow; changes in deposit classifications; operational risks and risk management failures; and government regulation and supervision. Additional factors that may cause actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as its other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Except as required by law, the Company disclaims any obligation to update, revise or correct any forward-looking statements.

Accounting standards require the consideration of subsequent events occurring after the balance sheet date for matters that require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company’s financial statements when filed with the SEC. Accordingly, the consolidated financial information in this announcement is subject to change.

Questions or comments concerning this earnings release should be directed to:

MVB Financial Corp.
Donald T. Robinson, President and Chief Financial Officer
(304) 598-3500
drobinson@mvbbanking.com

Amy Baker, VP, Corporate Communications and Marketing
(844) 682-2265
abaker@mvbbanking.com

Non-U.S. GAAP Financial Measures
This document contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Management uses these non-U.S. GAAP measures in its analysis of the Company’s performance. These measures should not be considered a substitute for U.S. GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with U.S. GAAP. Management believes the presentation of non-U.S. GAAP financial measures that exclude the impact of specified items provide useful supplemental information that is essential to a proper understanding of the Company’s financial condition and results. Non-U.S. GAAP measures are not formally defined under U.S. GAAP, and other entities may use calculation methods that differ from those used by us. As a complement to U.S. GAAP financial measures, our management believes these non-U.S. GAAP financial measures assist investors in comparing the financial condition and results of operations of financial institutions due to the industry prevalence of such non-U.S. GAAP measures. See the tables below for a reconciliation of these non-U.S. GAAP measures to the most directly comparable U.S. GAAP financial measures.

MVB Financial Corp.
Financial Highlights
Consolidated Statements of Income
(Unaudited) (Dollars in thousands, except per share data)

	Quarterly			Year-to-Date
	2024	2024	2023	2024	2023
	Fourth Quarter	Third Quarter	Fourth Quarter
Interest income	$43,058	$46,627	$49,699	$185,842	$189,818
Interest expense	18,154	20,042	18,592	76,644	66,535
Net interest income	24,904	26,585	31,107	109,198	123,283
Provision (release of allowance) for credit losses	331	959	(2,103)	3,541	(1,921)
Net interest income after provision (release of allowance) for credit losses	24,573	25,626	33,210	105,657	125,204

Total noninterest income	21,280	6,657	4,438	42,913	19,715

Noninterest expense:
Salaries and employee benefits	18,795	16,722	14,863	67,955	63,371
Other expense	14,825	12,763	13,438	54,271	54,254
Total noninterest expenses	33,620	29,485	28,301	122,226	117,625

Income before income taxes	12,233	2,798	9,347	26,344	27,294
Income taxes	2,795	642	1,431	6,099	5,070
Net income from continuing operations before noncontrolling interest	9,438	2,156	7,916	20,245	22,224
Income from discontinued operations before income taxes	—	—	—	—	11,831
Income taxes - discontinued operations	—	—	—	—	3,049
Net income from discontinued operations	—	—	—	—	8,782
Net income, before noncontrolling interest	9,438	2,156	7,916	20,245	31,006
Net (income) loss attributable to noncontrolling interest	2	(76)	(5)	(154)	226
Net income available to common shareholders	$9,440	$2,080	$7,911	$20,091	$31,232

Earnings per share from continuing operations - basic	$0.73	$0.16	$0.62	$1.56	$1.77
Earnings per share from discontinued operations - basic	$—	$—	$—	$—	$0.69
Earnings per share - basic	$0.73	$0.16	$0.62	$1.56	$2.46
Earnings per share from continuing operations - diluted	$0.72	$0.16	$0.61	$1.53	$1.72
Earnings per share from discontinued operations - diluted	$—	$—	$—	$—	$0.68
Earnings per share - diluted	$0.72	$0.16	$0.61	$1.53	$2.40

Noninterest Income
(Unaudited) (Dollars in thousands)

	Quarterly			Year-to-Date
	2024	2024	2023	2024	2023
	Fourth Quarter	Third Quarter	Fourth Quarter
Card acquiring income	$489	$336	$1,348	$1,413	$3,603
Service charges on deposits	859	1,088	174	4,573	2,850
Interchange income	2,470	2,428	2,289	10,314	7,323
Total payment card and service charge income	3,818	3,852	3,811	16,300	13,776

Equity method investments income (loss)	1,319	746	(2,429)	1,421	(2,499)
Compliance and consulting income	1,110	1,291	986	4,675	4,312
Gain (loss) on sale of loans	1,012	26	271	1,038	(744)
Investment portfolio gains (losses)	721	498	75	1,945	(1,659)
Loss on acquisition and divestiture activity	—	—	—	—	(986)
Gain (loss) on sale of assets	11,771	(2)	—	11,703	—
Other noninterest income	1,529	246	1,724	5,831	7,515

Total noninterest income	$21,280	$6,657	$4,438	$42,913	$19,715

Condensed Consolidated Balance Sheets
(Unaudited) (Dollars in thousands)

	December 31, 2024	September 30, 2024	December 31, 2023
Cash and cash equivalents	$317,913	$610,911	$398,229
Securities available-for-sale, at fair value	411,640	374,828	345,275
Equity securities	42,583	41,760	41,086
Loans held-for-sale	—	—	629
Loans receivable	2,100,131	2,171,272	2,317,594
Less: Allowance for credit losses	(19,663)	(21,499)	(22,124)
Loans receivable, net	2,080,468	2,149,773	2,295,470
Premises and equipment, net	12,475	18,838	20,928
Assets held-for-sale	2,278	—	—
Other assets	261,347	222,646	212,265
Total assets	$3,128,704	$3,418,756	$3,313,882

Noninterest-bearing deposits	$940,994	$989,144	$1,197,272
Interest-bearing deposits	1,752,621	2,012,504	1,704,204
Senior term loan	—	—	6,786
Subordinated debt	73,787	73,725	73,540
Liabilities held-for-sale	720	—	—
Other liabilities	54,791	40,183	42,738
Stockholders' equity	305,791	303,200	289,342
Total liabilities and stockholders' equity	$3,128,704	$3,418,756	$3,313,882

Average Balances and Interest Rates
(Unaudited) (Dollars in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2024			September 30, 2024			December 31, 2023
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing balances with banks	$358,699	$4,191	4.65%	$400,330	$5,218	5.19%	$442,521	$5,944	5.33%
Investment securities:
Taxable	290,468	2,199	3.01	258,151	1,846	2.84	222,303	1,444	2.58
Tax-exempt [1]	105,190	851	3.22	104,769	867	3.29	98,464	876	3.53
Loans and loans held-for-sale: [2]
Commercial [3]	1,504,730	28,727	7.59	1,553,666	31,136	7.97	1,635,510	33,665	8.17
Tax-exempt [1]	2,939	32	4.33	3,129	34	4.32	3,492	38	4.32
Real estate	560,790	6,025	4.27	558,691	6,446	4.59	576,580	6,421	4.42
Consumer	64,700	1,219	7.50	68,337	1,269	7.39	76,088	1,503	7.84
Total loans	2,133,159	36,003	6.71	2,183,823	38,885	7.08	2,291,670	41,627	7.21
Total earning assets	2,887,516	43,244	5.96	2,947,073	46,816	6.32	3,054,958	49,891	6.48
Less: Allowance for credit losses	(21,542)			(22,043)			(24,079)
Cash and due from banks	6,407			4,638			5,771
Other assets	284,294			284,640			292,574
Total assets	$3,156,675			$3,214,308			$3,329,224

Liabilities
Deposits:
NOW	$529,505	$4,092	3.07%	$534,494	$4,422	3.29%	$637,144	$5,386	3.35%
Money market checking	344,546	2,296	2.65	434,174	3,378	3.10	650,925	3,691	2.25
Savings	68,875	288	1.66	116,861	883	3.01	70,146	442	2.50
IRAs	8,085	92	4.53	8,164	91	4.43	7,296	66	3.59
CDs	834,668	10,561	5.03	800,986	10,440	5.19	590,517	8,014	5.38
Repurchase agreements and federal funds sold	3,904	21	2.14	3,589	19	2.11	4,736	—	—
FHLB and other borrowings	11	—	—	44	—	—	11	—	—
Senior term loan[3]	—	—	—	—	—	—	8,183	183	8.87
Subordinated debt	73,765	804	4.34	73,702	809	4.37	73,510	810	4.37
Total interest-bearing liabilities	1,863,359	18,154	3.88	1,972,014	20,042	4.04	2,042,468	18,592	3.61
Noninterest-bearing demand deposits	961,142			910,787			975,122
Other liabilities	35,055			37,591			39,410
Total liabilities	2,859,556			2,920,392			3,057,000

Stockholders’ equity
Common stock	13,785			13,776			13,588
Paid-in capital	163,986			163,189			160,106
Treasury stock	(16,741)			(16,741)			(16,741)
Retained earnings	161,382			160,694			156,004
Accumulated other comprehensive loss	(25,416)			(27,069)			(40,688)
Total stockholders’ equity attributable to parent	296,996			293,849			272,269
Noncontrolling interest	123			67			(45)
Total stockholders’ equity	297,119			293,916			272,224
Total liabilities and stockholders’ equity	$3,156,675			$3,214,308			$3,329,224

Net interest spread (tax-equivalent)			2.08%			2.28%			2.87%
Net interest income and margin (tax-equivalent) [1]		$25,090	3.46%		$26,774	3.61%		$31,299	4.06%
Less: Tax-equivalent adjustments		$(186)			$(189)			$(193)
Net interest spread			2.05%			2.25%			2.84%
Net interest income and margin		$24,904	3.43%		$26,585	3.59%		$31,107	4.04%
1 In order to make pre-tax income and resultant yields on tax-exempt loans and investment securities comparable to those on taxable loans and investment securities, a tax-equivalent adjustment has been computed using a Federal tax rate of 21% for the periods presented, which is a non-GAAP financial measure. See the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure included in the tables on page 13.
2 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.
3 The senior term loan was paid off in May 2024, and the unamortized debt issuance costs were recorded as interest expense upon the repayment.

	Twelve Months Ended			Twelve Months Ended
	December 31, 2024			December 31, 2023
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing balances with banks	$422,165	$21,814	5.17%	$414,466	$21,043	5.08%
Investment securities:
Taxable	261,986	7,693	2.94	221,395	5,576	2.52
Tax-exempt [1]	104,765	3,287	3.14	116,680	4,347	3.73
Loans and loans held-for-sale: [2]
Commercial	1,570,284	122,839	7.82	1,621,299	124,078	7.65
Tax-exempt [1]	3,175	139	4.38	3,732	163	4.37
Real estate	564,633	25,474	4.51	591,157	24,764	4.19
Consumer	70,943	5,314	7.49	108,988	10,793	9.90
Total loans	2,209,035	153,766	6.96	2,325,176	159,798	6.87
Total earning assets	2,997,951	186,560	6.22	3,077,717	190,764	6.20
Less: Allowance for loan losses	(22,108)			(29,746)
Cash and due from banks	5,246			6,659
Other assets	302,304			302,036
Total assets	$3,283,393			$3,356,666

Liabilities
Deposits:
NOW	$521,337	$17,587	3.37%	$697,266	$19,851	2.85%
Money market checking	396,881	12,770	3.22	504,730	10,352	2.05
Savings	115,270	3,756	3.26	76,908	1,871	2.43
IRAs	7,990	338	4.23	6,662	194	2.91
CDs	760,714	38,654	5.08	576,726	29,392	5.10
Repurchase agreements and federal funds sold	3,477	44	1.27	5,662	1	0.02
FHLB and other borrowings	25	2	6.46	17,542	889	5.07
Senior term loan[3]	2,355	264	11.21	9,007	766	8.50
Subordinated debt	73,667	3,229	4.38	73,415	3,219	4.38
Total interest-bearing liabilities	1,881,716	76,644	4.07	1,967,918	66,535	3.38
Noninterest-bearing demand deposits	1,071,900			1,074,292
Other liabilities	37,683			40,435
Total liabilities	2,991,299			3,082,645

Stockholders’ equity
Common stock	13,738			13,541
Paid-in capital	162,811			159,523
Treasury stock	(16,741)			(16,741)
Retained earnings	161,181			154,041
Accumulated other comprehensive loss	(28,821)			(36,419)
Total stockholders’ equity attributable to parent	292,168			273,945
Noncontrolling interest	(74)			76
Total stockholders’ equity	292,094			274,021
Total liabilities and stockholders’ equity	$3,283,393			$3,356,666

Net interest spread (tax-equivalent)			2.15%			2.82%
Net interest income and margin (tax-equivalent) [1]		$109,916	3.67%		$124,229	4.04%
Less: Tax-equivalent adjustments		$(718)			$(946)
Net interest spread			2.13%			2.79%
Net interest income and margin		$109,198	3.64%		$123,283	4.01%
1 In order to make pre-tax income and resultant yields on tax-exempt loans and investment securities comparable to those on taxable loans and investment securities, a tax-equivalent adjustment has been computed using a Federal tax rate of 21% for the periods presented, which is a non-GAAP financial measure. See the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure included in the tables on page 13.
2 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.
3 The senior term loan was paid off in May 2024, and the unamortized debt issuance costs were recorded as interest expense upon the repayment.

Selected Financial Data
(Unaudited) (Dollars in thousands, except per share data)

	Quarterly			Year-to-Date
	2024	2024	2023	2024	2023
	Fourth Quarter	Third Quarter	Fourth Quarter
Earnings and Per Share Data:
Net income	$9,440	$2,080	$7,911	20,091	31,232
Earnings per share from continuing operations - basic	$0.73	$0.16	$0.62	$1.56	$1.77
Earnings per share from discontinued operations - basic	$—	$—	$—	$—	$0.69
Earnings per share - basic	$0.73	$0.16	$0.62	$1.56	$2.46
Earnings per share from continuing operations - diluted	$0.72	$0.16	$0.61	$1.53	$1.72
Earnings per share from discontinued operations - diluted	$—	$—	$—	$—	$0.68
Earnings per share - diluted	$0.72	$0.16	$0.61	$1.53	$2.40
Cash dividends paid per common share	$0.17	$0.17	$0.17	$0.68	$0.68
Book value per common share	$23.61	$23.44	$22.68	$23.61	$22.68
Tangible book value per common share [1]	$23.37	$23.20	$22.43	$23.37	$22.43
Weighted-average shares outstanding - basic	12,937,364	12,927,962	12,740,193	12,890,161	12,694,206
Weighted-average shares outstanding - diluted	13,195,215	13,169,011	13,024,562	13,136,758	12,997,332

Performance Ratios:
Return on average assets [2]	1.2%	0.3%	1.0%	0.6%	0.9%
Return on average equity [2]	12.7%	2.8%	11.6%	6.9%	11.4%
Net interest margin 3 4	3.46%	3.61%	4.06%	3.67%	4.04%
Efficiency ratio 5 6	72.8%	88.7%	79.6%	80.4%	82.3%
Overhead ratio 2 7	4.3%	3.7%	3.4%	3.7%	3.5%
Equity to assets	9.8%	8.9%	8.7%	9.8%	8.7%

Asset Quality Data and Ratios:
Charge-offs	$2,677	$1,392	$1,868	$7,757	$18,479
Recoveries	$1,153	$681	$1,343	$3,357	$9,185
Net loan charge-offs to total loans 2 8	0.3%	0.1%	0.1%	0.2%	0.4%
Allowance for credit losses	$19,663	$21,499	$22,124	$19,663	$22,124
Allowance for credit losses to total loans [9]	0.94%	0.99%	0.95%	0.94%	0.95%
Nonperforming loans	$24,607	$28,556	$8,267	$24,607	$8,267
Nonperforming loans to total loans	1.2%	1.3%	0.4%	1.2%	0.4%

Mortgage Company Equity Method Investees Production Data[10]:
Mortgage pipeline	$1,025,742	$1,048,865	$706,873	$1,025,742	$706,873
Loans originated	$1,325,698	$1,469,223	$1,020,128	$5,228,415	$4,319,382
Loans closed	$947,004	$937,333	$724,453	$3,366,493	$3,007,221
Loans sold	$777,821	$655,668	$639,788	$2,988,639	$2,466,807
1 Common equity less total goodwill and intangibles per common share, a non-U.S. GAAP measure. See the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure included in the tables on page 13.
2 Annualized for the quarterly periods presented.
3 Net interest income as a percentage of average interest-earning assets.
4 Presented on a fully tax-equivalent basis, a non-GAAP financial measure.
5 Noninterest expense as a percentage of net interest income and noninterest income, a non-U.S. GAAP measure.
6 Includes net income from discontinued operations.
7 Noninterest expense as a percentage of average assets, a non-U.S. GAAP measure.
8 Charge-offs, less recoveries.
9 Excludes loans held for sale.
10 Information is related to Intercoastal Mortgage Company, LLC and Warp Speed Holdings LLC, entities in which MVB has an ownership interest that are accounted for as equity method investments.

Non-GAAP Reconciliation: Net Interest Margin on a Full Tax-Equivalent Basis
The following table reconciles, for the periods shown below, net interest margin on a fully tax-equivalent basis:

	Three Months Ended			Twelve Months Ended
(Dollars in thousands)	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net interest margin - U.S. GAAP basis
Net interest income	$24,904	$26,585	$31,107	$109,198	$123,283
Average interest-earning assets	2,887,516	2,947,073	3,054,958	2,997,951	3,077,717
Net interest margin	3.43%	3.59%	4.04%	3.64%	4.01%

Net interest margin - non-U.S. GAAP basis
Net interest income	$24,904	$26,585	$31,107	$109,198	$123,283
Impact of fully tax-equivalent adjustment	186	189	193	718	946
Net interest income on a fully tax-equivalent basis	$25,090	$26,774	$31,299	$109,916	$124,229
Average interest-earning assets	2,887,516	2,947,073	3,054,958	2,997,951	3,077,717
Net interest margin on a fully tax-equivalent basis	3.46%	3.61%	4.06%	3.67%	4.04%

Non-U.S. GAAP Reconciliation: Tangible Book Value per Common Share and Tangible Common Equity Ratio
(Unaudited) (Dollars in thousands, except per share data)

	December 31, 2024	September 30, 2024	December 31, 2023
Tangible Book Value per Common Share
Goodwill	$2,838	$2,838	$2,838
Intangibles	262	285	352
Total intangibles	$3,100	$3,123	$3,190

Total equity attributable to parent	$305,679	$303,086	$289,384
Less: Total intangibles	(3,100)	(3,123)	(3,190)
Tangible common equity	$302,579	$299,963	$286,194

Tangible common equity	$302,579	$299,963	$286,194
Common shares outstanding (000s)	12,945	12,928	12,758
Tangible book value per common share	$23.37	$23.20	$22.43

Tangible Common Equity Ratio
Total assets	$3,128,704	$3,418,756	$3,313,882
Less: Total intangibles	(3,100)	(3,123)	(3,190)
Tangible assets	$3,125,604	$3,415,633	$3,310,692

Tangible assets	$3,125,604	$3,415,633	$3,310,692
Tangible common equity	$302,579	$299,963	$286,194
Tangible common equity ratio	9.7%	8.8%	8.6%

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